Exhibit 4.2

AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

This AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT, dated as of October 16, 2001 (this “Amendment”), is hereby entered into as of December 12, 2013 by and between LANDWIRTSCHAFTLICHE RENTENBANK, a credit institution under the laws of the Federal Republic of Germany (the “Bank”), and BANKERS TRUST COMPANY now known as DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation duly incorporated and existing under the laws of the state of New York, as fiscal agent.

WHEREAS the Bank and the Fiscal Agent entered into that certain Fiscal Agency Agreement, dated October 16, 2001, governing the issuance of Securities by the Bank (the “Agreement”).

WHEREAS the Bank and the Fiscal Agent wish to amend the Agreement to replace the text of Section 14 (Consent to Service; Jurisdiction) of the Agreement with the text of Section 6 hereof, to add a new section concerning the USA PATRIOT Act as set forth in Section 8 (USA PATRIOT Act Section 326 Customer Identification Program) hereof, and to to replace the form of securities attached as Exhibit A to the Agreement with a new form of securities.

SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

SECTION 2. Forms of Securities. Exhibit A (entitled “Form of Security”) to the Agreement is hereby replaced in its entirety by Exhibit A (entitled “Form of Security”) hereto.

SECTION 3. All terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.

SECTION 4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the internal laws of the State of New York, except that all matters governing authorization of issuance of any series of Securities and execution thereof by the Bank shall be governed by the laws of the Federal Republic of Germany.

SECTION 5. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in English and in writing and if sent to the Fiscal Agent shall be delivered, transmitted by facsimile, telexed or telegraphed to it at +1-732-578-4635 or if sent to the Bank shall be delivered or transmitted by facsimile to it at Landwirtschaftliche Rentenbank, Hochstrasse 2, 60313 Frankfurt, Germany, (Facsimile: +49 69-2107-6507), Attention: Operations Financial Markets. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Bank by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Bank.

All notices given as aforesaid shall be effective when actually received.

Notices to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series, provided, however, if the Fiscal Agent is requested in writing to give notice in the name and at the expense of the Bank it shall receive notice from the Bank at least 15 days prior to the last date for notice to the holders.

SECTION 6. Consent to Service; Jurisdiction. The Bank hereby appoints Corporation Service Company, at 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based on the Securities or the Agreement (“Proceedings”) which may be instituted in any State or Federal court in the City of New York by the holder of any Security or coupon or by the Fiscal Agent and, to the fullest extent permitted by applicable law, expressly accepts the jurisdiction of any such court in respect of any such Proceeding. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms hereof and either paid or returned to the Bank as provided in Section 8(b) of the Agreement, except that, if for any reason, Corporation Service Company ceases to be able to act as Authorized Agent or ceases to have an address in the Borough of Manhattan, The City of New York, the Bank will appoint another person (which may be the Fiscal Agent) in the Borough of Manhattan, The City of Manhattan, selected in its discretion, as its Authorized Agent. Prior to the date of issuance of any Securities hereunder, the Bank shall obtain the acceptance of Corporation Service Company to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Fiscal Agent. The Bank shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, to the fullest extent permitted by applicable law, in every respect, effective service of process upon the Bank. The Bank is also subject to suit in competent courts in the Republic to the extent permitted by applicable law.

In respect of any Proceedings, to the fullest extent permitted by applicable law, the Bank irrevocably consents to the giving of any relief and the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution (against any assets whatsoever, irrespective of their uses or intended uses) of any order or judgment made or given in any such Proceedings, and, to the extent that the Bank may in any jurisdiction claim for itself or its assets, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, the Bank hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by law.

SECTION 7. USA PATRIOT Act Section 326 Customer Identification Program. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Subject to applicable German and European laws, the Bank will provide to Deutsche Bank Trust Company Americas such information as it

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may request, from time to time, in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 8. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDWIRTSCHAFTLICHE RENTENBANK
By: /s/ Doris Endres Name: Doris Endres Title: In-house Counsel

By: /s/ Andreas Mücke Name: Andreas Mücke Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: /s/ Carol Ng Name: Carol Ng Title: Vice President

By: /s/ Randy Kahn Name: Randy Kahn Title: Vice President
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EXHIBIT A

FORM OF SECURITY

[Form of Face of Security]

[CUSIP: ____________]
[ISIN: _____________]
[Common Code: ________]

LANDWIRTSCHAFTLICHE RENTENBANK

___% Notes due _____

No. R-____                                              $______________

LANDWIRTSCHAFTLICHE RENTENBANK (herein called the “Bank”), for value received, hereby promises to pay to [Cede & Co.], or registered assigns, the principal sum of $________ on ________, and to pay interest thereon from ________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] in arrears on ________ [and ________] of each year, commencing ________ (each an “Interest Payment Date”), at the rate of ____% per annum to be determined in accordance with the provisions hereinafter set forth, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal [and premium] and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided herein and in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered on the close of business on the ________ [or ________] (whether or not a business day), as the case may be ([each] the “Regular Record Date”), next preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Bank, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the principal corporate trust office of the Fiscal Agent hereinafter referred to [or at such other offices or agencies as the Bank may designate and notify the holders as provided in Sections [3 and 4] hereof] and at the offices of such other Paying Agents as the Bank shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal shall be made against surrender of registered Securities of a series, and payments of principal of (and premium, if any, on) and interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any, on) to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder (other than any registered holder of a Global Note) of at least U.S.$1,000,000 aggregate principal amount of Securities of such series, by wire transfer to an account maintained by the payee with a bank located in The City of New York if such registered holder so elects by giving written notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept in its judgment) prior to the record date (the “Record Date”) for payments to be made, of such election and of the account details to which payments are to be made. The Bank covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Bank as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York and in Europe which, so long as the Securities are listed on the [SIX Swiss Exchange] and such Exchange shall so require, shall include an office or agency in [Switzerland] for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated: __________

LANDWIRTSCHAFTLICHE RENTENBANK
By: Name: Title:

By: Name: Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Fiscal Agent
By: Authorized Signatory

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[Form of Reverse of Security]

$________ ___% Notes due ___

1.     This Security is one of a duly authorized issue of debt securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of October 16, 2001, as amended by Amendment No. 1 to Fiscal Agency Agreement, dated as of November __, 2013 (as amended, herein called the “Fiscal Agency Agreement”), between the Bank and Deutsche Bank Trust Company Americas, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the principal corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York and, so long as the Securities are listed on the [SIX Swiss Exchange] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Switzerland]. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$________, except as provided in Section 2 below. The Fiscal Agency Agreement may be amended from time to time in accordance with the terms thereof.

The Securities are the unsecured and unsubordinated obligations of the Bank and will rank pari passu with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and at least equally with all other unsecured and unsubordinated obligations of the Bank, present and future (subject to certain statutory exceptions under the laws of the Federal Republic of Germany (the “Republic”)).

2.     The Securities are issuable in fully registered form, and rank pari passu without any discrimination, preference or priority among them whatsoever. Securities are issuable in [the] authorized denomination of U.S.$_____ and any integral multiple thereof.

The Bank reserves the right from time to time without the consent of the holders of the Securities of any series to issue further Securities having identical terms and conditions with the Securities of such series, so that such further Securities shall be consolidated, form a single series with and increase the aggregate principal amount of the Securities of such series. In the event of any such increase, the term “Securities” shall from then on also refer to such additionally issued Securities.

3.     The Bank shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for

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registration of transfer or exchange. The Bank has initially appointed the principal corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, The City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Bank will provide for the registration of Securities and registration of transfers of Securities. The Bank reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will be, for so long as this Security shall be outstanding, a security registrar in the Borough of Manhattan, The City of New York and in Europe which, so long as the Securities are listed on the [SIX Swiss Exchange] and such Exchange shall so require, shall include an office or agency in [Switzerland] for the payment of the principal of and interest on the Securities as herein provided.

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the principal corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Bank and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Bank shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] principal corporate trust office of the Fiscal Agent. Whenever any Securities are so surrendered for exchange, the Bank shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Bank may from time to time agree with the Fiscal Agent.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such

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registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Bank, the Fiscal Agent, or any other agent of the Bank appointed pursuant to the Fiscal Agency Agreement may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Bank, the Fiscal Agent and any agent of the Bank or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4.     (a) The Bank shall pay to the Fiscal Agent at its principal office in the Borough of Manhattan, The City of New York, on or prior to each Interest Payment Date, any redemption date and the maturity date of the Securities, in funds available on or prior to the opening of business in New York City on such date, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on, the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on, and the principal of, the Securities due and payable on such Interest Payment Date, redemption date or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest, redemption price and principal in accordance with the terms of the Securities. Any monies paid by the Bank to the Fiscal Agent for the payment of the principal of (or premium, if any, on) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Bank upon its written request, and upon such repayment all duties of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Bank may have to pay the principal of (or premium, if any) and interest on this Security as the same shall become due.

(b)     In any case where the due date for the payment of the principal of (or premium, if any, on) or interest on any Security or the date fixed for redemption of any Security shall not be a business day (as defined below), then payment of principal (and premium) or interest need not be made on such date at such place but may be made on the next succeeding business day, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

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[Add any appropriate definition of business day and description of business day convention.]

5.     (a) All payments of principal of, and interest on, this Security by the Bank or any substitute obligor pursuant to Section 14 hereof will be made without deduction or withholding for or on account of any present or future taxes, assessments, duties or other governmental charges of whatever nature imposed or levied by or on behalf of the Republic or of any political subdivision thereof or any authority or agency therein or thereof having power to tax (including such amounts deducted or withheld under any law or directive of the European Union that has the effect of law in the Republic) (“German tax”), unless the withholding or deduction of such German tax is required by law. In that event, the Bank or the substitute obligor shall pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder of this Security after such withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction, except that no such additional amounts shall be payable in relation to any payment in respect of this Security:

(i)     to, or to a third party on behalf of, a holder or beneficial owner of this Security who is liable to such German tax in respect of this Security by reason of his having some connection with the Republic other than merely holding this Security or receiving principal, interest or other amounts in respect of this Security;

(ii)     where any such German tax is imposed or levied otherwise than by deduction or withholding from any payment of principal or interest;

(iii)     where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN Counsel meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(iv)     which are presented (where presentation is required) for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Securities to another Paying Agent in a Member State of the European Union.

If the Bank or a substitute obligor becomes subject generally at any time to any taxing jurisdiction other than or in addition to the jurisdiction of the

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Republic, the requirement under this Section 5 to pay Additional Amounts shall also apply with reference to such other jurisdiction(s).

For the avoidance of ambiguity, references in this Section 5 to the Republic shall be treated as including such other jurisdiction(s) or any political subdivision thereof or any authority or agency therein or thereof having the power to tax, and references to German tax shall be treated as including any taxes, assessments, duties or other governmental charges imposed or levied by or on behalf of such other jurisdiction(s) or such political subdivision, authority or agency.

Except as otherwise set forth in this Security and in the Fiscal Agency Agreement, the Bank shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b)     Except as specifically provided in this Security, the Bank shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein in connection with this Security. Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in Section 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6.     (a) If as a result of any change in the laws or regulations or rulings of the Republic (or, in the case of a substitute obligor pursuant to Section 14 hereof, the applicable jurisdiction in which such substitute obligor is organized) or of any political subdivision thereof or agency therein or thereof having the power to tax, or any change, in the official position regarding the interpretation or administration of any such laws, regulations or rulings, which change is proposed and becomes effective after the date of original issuance of the Securities of this series in the case of the Bank (or after the date on which the substitute obligor became such pursuant to Section 14 hereof, in the case of the substitute obligor), the Bank or the substitute obligor would be required to pay Additional Amounts in respect of such Securities and such circumstances are evidenced by the delivery by the Bank to the Fiscal Agent of a certificate signed by two Authorized Officers of the Bank stating that the said circumstances prevail and describing the facts

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leading thereto and an opinion of the internal legal counsel of the Bank to the effect that such circumstances prevail, the Bank or the substitute obligor may, at its option and having given no less than 30 days’ notice to the holders, redeem the Securities of this series in their entirety and not in part at their respective principal amounts together with accrued interest (if any) thereon. No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Bank or the substitute obligor would be obliged to pay such additional amounts were a payment in respect of the Securities of this series then due.

(b)     Notices to redeem Securities shall be given to holders of Securities in writing mailed, first-class postage prepaid, to each holder of Securities so to be redeemed, at his address as it appears in the register herein above referred to. Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Bank or by the Fiscal Agent on behalf of and at the instruction of the Bank shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue.

(c)     If notice of redemption has been given in the manner set forth in clause (b) of this Section 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Bank at the places and in the manner herein specified and at the redemption price herein specified together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the principal corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is

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an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

7.     In the event that the Bank fails to pay any amount of principal (and premium, if any) or interest in respect of this Security within 30 days of the due date for payment thereof, the registered holder of this Security may, at such holder’s option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Bank and the Fiscal Agent at its principal corporate trust office, and unless such default shall have been cured by the Bank prior to receipt of such written notice, the principal of this Security and the interest accrued [thereon][such amount] shall become and be immediately due and payable.

8.     If any mutilated Security is surrendered to the Fiscal Agent, the Bank shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to the Bank and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Bank or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Bank shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Section 8, the Bank may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Section 8 in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Section shall be dated the date of its authentication.

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The provisions of this Section 8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

9.     (i) At any meeting of holders of the Securities duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than a majority in aggregate principal amount of the Securities the outstanding represented at such meeting, or (ii) with the written consent of the owners of not less than a majority in aggregate principal amount of the Securities then outstanding, the Bank and the Fiscal Agent may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, in any way, and the holders of the Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement of the Securities to be made, given or taken by holders of the Securities; provided, however, that prior to giving such notice or attending any such meeting, the Bank or the holders requesting such meeting, as the case may be, shall have furnished to the Fiscal Agent indemnity or an advance of funds satisfactory to the Fiscal Agent from and against or for all fees, costs and expenses (including the reasonable fees or expenses of its counsel) it may incur in connection with giving such notice or attending such meeting; provided further, however that no such action may, without the consent of the holder of each Security, (A) change the due date for payment of the principal of (or premium, if any) or any installment of interest on any Security, (B) reduce the principal amount of any Security, the portion of such principal amount which is payable upon the acceleration of the maturity of any Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of the Securities is payable, (D) shorten the period during which the Bank is not permitted to redeem the Securities, or permit the Bank to redeem the Securities, if, prior to such action, the Bank is not permitted so to do, (E) reduce the proportion of the principal amount of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (F) change the obligation of the Bank to pay additional amounts. The Bank and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities for the purpose of (A) adding to the covenants of the Bank for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Bank, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or

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supplementing any defective provisions of the Securities or (E) amending the Fiscal Agency Agreement or the Securities in any manner which shall not be inconsistent in any material respect with the Securities and which shall not adversely affect in any material respect the interest of any holder of Securities.

10.     No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of (or premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

11.     This Security shall be governed by, and interpreted in accordance with, the internal laws of the State of New York, except all that matters governing authorization and execution of this Security by the Bank shall be governed by the laws of the Republic.

12.     The Bank hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute this Security the valid obligation of the Bank in accordance with its terms have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.

13.     The Bank has appointed Corporation Service Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based on the Securities (“Proceedings”) which may be instituted in any State or Federal court in the City of New York by the holder of any Security, and the Bank, to the fullest extent permitted by applicable law, hereby expressly accepts the jurisdiction of any such court in respect of such Proceedings. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement and either paid or returned to the Bank as provided in Section 8(b) of the Fiscal Agency Agreement; except that if, for any reason, Corporation Service Company ceases to be able to act as such authorized agent or to have an address in the Borough of Manhattan, The City of New York, the Bank will appoint another person in the Borough of Manhattan, The City of New York as its authorized agent. The Bank is also subject to suit in competent courts in the Republic to the extent permitted by applicable law and, as long as the Notes are listed on the [SIX Swiss Exchange, in ordinary courts of the Canton of Geneva, Switzerland].

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In respect of any Proceedings, to the fullest extent permitted by applicable law, the Bank irrevocably consents to the giving of any relief and the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement, or execution (against any assets whatsoever, irrespective of their uses or intended uses) of any order or judgment made or given in any such Proceedings, and, to the extent that the Bank may in any jurisdiction claim for itself or its assets, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, the Bank hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by law.

14.     (a) The Bank shall without the consent of the holders of the Securities of a series be entitled at any time to substitute for itself any other company (a “substitute obligor”) 100% of the shares or other equity interest carrying the right to vote of which are directly or indirectly owned by the Bank, as principal debtor in respect of all obligations arising from or in connection with the Securities of such series, provided that the substitute obligor is in a position to fulfill all payment obligations arising from or in connection with the Securities of such series without the necessity of any taxes or duties to be withheld at source, and to transfer any amounts which are required therefor to the Fiscal Agent without any restrictions, and provided further than the Bank irrevocably and unconditionally guarantees such obligations of the substitute obligor.

(b)     In the event of such substitution, any reference in this Security to the Bank shall from then on be deemed to refer to the substitute obligor, and any reference to the Republic shall from then on be deemed to refer to the country of domicile of the substitute obligor and any reference to the Bank under Section 7 hereof shall from then on be deemed to refer to the substitute obligor and the Bank in its capacity as guarantor.

15.     Unless otherwise specified in the Fiscal Agency Agreement or this Security, whenever the Fiscal Agency Agreement or this Security requires that the Bank or the Fiscal Agent give notice to the registered holder(s) hereof, the Bank or the Fiscal Agent will cause such notice to be mailed by first-class mail to such holder at his address set forth the registrar maintained by the Fiscal Agent.

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